Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB Bancorp, Inc. Announces Earnings for 2017, Reflecting Federal Tax Law Changes

Dunmore, Pa., January 31, 2018—FNCB Bancorp, Inc. (OTCQX: FNCB) (“FNCB”), the parent company of Dunmore-based FNCB Bank (the “Bank”), today reported net income of $0.1 million, or $0.01 per basic and diluted share, for 2017, compared to net income of $6.3 million, or $0.38 per basic and diluted share, for 2016. For the fourth quarter of 2017, FNCB recorded a net loss of $6.1 million, or $0.36 per basic and diluted share, compared to net income of $1.5 million, or $0.09 per basic and diluted share, for the same quarter of 2016. During the fourth quarter of 2017, FNCB recognized additional, non-recurring income tax expense of $8.0 million resulting from the revaluation of FNCB’s net deferred tax assets following the enactment of the Tax Cuts and Jobs Act (the “Act”) on December 22, 2017. For the year ended December 31, 2017, FNCB’s adjusted net income, which excludes the non-recurring income tax expense related to the revaluation of FNCB’s net deferred tax assets, was $8.1 million, or $0.49 per basic and diluted share, compared to $6.3 million, or $0.38 per basic and diluted share, in 2016, an improvement of $1.8 million, or 29.2%. For the fourth quarter of 2017, adjusted net income, excluding the non-recurring income tax expense related to revaluation of the net deferred tax assets was $1.9 million, or $0.11 per basic and diluted share, an improvement of $0.4 million, or 24.2%, from $1.5 million, or $0.09 per basic and diluted share, for the same quarter of 2016.

On December 22, 2017, President Trump signed the Act into law, which, among other things, reduced the corporate statutory tax rate from a maximum corporate income tax rate of 35% to 21% effective January 1, 2018. Generally accepted accounting principles required FNCB, upon enactment of the Act, to revalue its net deferred tax asset, resulting in an $8.0 million reduction in their value. This non-cash, non-recurring valuation adjustment has been recorded as additional income tax expense in the fourth quarter of 2017. Going forward, FNCB expects to benefit from the lower corporate income tax rate.

2017 HIGHLIGHTS

●	FNCB Bancorp, Inc. named to the 2018 OTCQX Best 50 list.
●	Dividends declared for 2017 totaled $0.13 per share, an increase of 44.4% compared to $0.09 per share for 2016.
●	Net interest income increased $2.5 million, or 8.2%, to $33.0 million in 2017 from $30.5 million in 2016.
●	Net loans grew $38.7 million to $761.6 million at December 31, 2017 from $722.9 million at December 31, 2016, an increase of 5.4%.
●	Non-performing assets decreased $0.9 million, or 14.6%, from $6.4 million at December 31, 2016 to $5.5 million at the close of 2017.
●	FNCB accelerated the payment of $5.0 million in principal on the subordinated debt due September 1, 2018 to September 1, 2017.

“Our strong operating performance continued through the fourth quarter illustrated by solid organic loan and deposit growth, improved earning asset yields and a continued focus on improving efficiency and maintaining stable non-interest expense levels,” said Gerard A. Champi, President and Chief Executive Officer. “Although FNCB recognized a significant one-time, non-cash charge in the fourth quarter of 2017 relating to the revaluation of its net deferred tax assets as a result of the enactment of the new tax law, fourth quarter and 2017 adjusted net income, excluding this charge, were up significantly, and we believe FNCB will realize significant future benefit from the recent tax law changes that are well in excess of the related one-time charge recognized in the fourth quarter of 2017. Importantly, the partial write-down of FNCB’s deferred tax assets had no significant impact on FNCB’s regulatory capital ratios, liquidity, or its ability to continue to pay regular cash dividends. We’re excited by the anticipated positive and ongoing earnings impact that we believe FNCB will recognize in the future from the Tax Cuts and Jobs Act of 2017, and we believe that the reduction in corporate income tax rates will accelerate our efforts to build value for FNCB shareholders.”

For the fourth quarter and year ended December 31, 2017, dividends declared and paid were $0.04 and $0.13 per share, respectively. In comparison, dividends declared and paid for the fourth quarter and year ended December 31, 2016 were $0.03 per share and $0.09 per share, respectively. The closing price of FNCB’s common stock was $7.30 per share at December 31, 2017, an increase of $1.25 per share from the closing price of $6.05 per share at December 31, 2016. The price appreciation, combined with dividends declared, equated to a total return for shareholders of 22.8% for 2017.

Return on average assets and return on average shareholders’ equity were 0.01% and 0.15%, respectively, in 2017. For the three months ended December 31, 2017, return on average assets and return on average shareholders’ equity were (2.09%) and (24.98%), respectively. Return on average assets was 0.55% and 0.57%, respectively, and return on average shareholders’ equity was 6.43% and 6.82%, respectively, for the three months and year ended December 31, 2016.

Summary Results for 2017

For the three months ended December 31, 2017, net interest income increased $1.1 million to $8.8 million compared to $7.7 million for the same period of 2016. FNCB’s tax-equivalent net interest margin improved 24 basis points to 3.35% for the fourth quarter of 2017 from 3.11% for the same quarter of 2016. For the year ended December 31, 2017 net interest income increased $2.5 million, or 7.9%, to $33.0 million in 2017 from $30.5 million in 2016. The tax-equivalent net interest margin widened 10 basis points to 3.23% in 2017 from 3.13% in 2016. The margin improvement for both the fourth quarter and year ended December 31, 2017 reflected strong growth in earning assets, coupled with increases in earning asset yields, partially offset by increases in FNCB’s cost of funds.

For the fourth quarter of 2017, non-interest income increased $0.5 million to $1.9 million from $1.4 million for the same quarter of 2016. The 37.2% increase was largely due to an increase in other income of $0.3 million and net gains on the sale of investment securities of $0.3 million in the fourth quarter of 2017. For the year ended December 31, 2017, non-interest income increased $1.0 million, or 16.5%, to $7.2 million from $6.2 million for the year ended December 31, 2016. Similarly, the yearly improvement primarily reflected a $0.6 million, or 66.4%, increase in net gains on the sale of securities, coupled with a $0.4 million increase in other income.

Non-interest expense for the three months ended December 31, 2017 increased $0.6 million, or 8.9%, to $7.8 million from $7.2 million for the same period of 2016. The increase primarily resulted from a $0.4 million increase in other expenses, coupled with higher salaries and employee benefits, occupancy expense, data processing costs and professional fees. For the year ended December 31, 2017, non-interest expense increased $0.5 million, or 1.9%, to $28.1 million compared to $27.5 million for the year ended December 31, 2016.

Asset Quality

Total non-performing assets decreased $0.9 million, or 14.6%, to $5.5 million at December 31, 2017 from $6.4 million at December 31, 2016. The improvement was primarily due to reductions in other real estate owned and other non-performing assets of $1.0 million and $0.3 million, respectively, comparing December 31, 2017 and 2016. Partially offsetting these decreases was a $0.3 million increase in non-accrual loans to $2.6 million at December 31, 2017 from $2.2 million at December 31, 2016. Despite the increase in non-accrual loans, FNCB’s loan delinquency rate (total delinquent loans as a percentage of total loans) improved to 0.72% at December 31, 2017 from 0.81% at the end of 2016.

The ratio of non-performing loans to total loans was 0.34% and 0.31% at December 31, 2017 and 2016, respectively. The allowance for loan and lease losses as a percentage of total loans was 1.17% at December 31, 2017 compared to 1.15% at the end of 2016. Net charge-offs as a percentage of average loans outstanding for the year ended December 31, 2017 was 0.02%, compared to 0.21% for the year ended December 31, 2016.

Financial Position

Total assets decreased $33.3 million, or 2.8%, to $1.162 billion at December 31, 2017 from $1.196 billion at December 31, 2016. Loans, net of net deferred loan costs and unearned income grew $39.4 million, or 5.4%, to $770.6 million at December 31, 2017 from $731.3 million at December 31, 2016. In addition, securities available for sale increased $14.4 million, or 5.2%, to $290.4 million at December 31, 2017 from $276.0 million at the end of 2016. Total deposits decreased $12.7 million, or 1.3%, to $1.002 billion at December 31, 2017 from $1.015 billion at December 31, 2016. The decrease in total deposits reflected cyclical deposit trends of public funds, coupled with the anticipated exit of short-term funds in the first quarter of 2017 that were received at the end of 2016 related to the sale of a municipal utility. Despite the decrease from year-end 2016, FNCB experienced strong growth in both non-interest bearing and interest-bearing deposits throughout the remainder of 2017. Total deposits grew $79.0 million, or 8.6%, from $923.4 million at March 31, 2017.

Total shareholders’ equity was $89.2 million at December 31, 2017 compared to $90.4 million at December 31, 2016. The $1.2 million reduction was due primarily to dividends declared and paid of $2.2 million, partially offset by common shares issued through the dividend reinvestment and optional cash purchase plans of $0.4 million and stock-based compensation of $0.3 million.

FNCB’s total risk-based capital ratio and the Tier 1 leverage ratio were 12.08% and 7.74%, respectively at December 31, 2017, a slight improvement compared to 12.06% and 7.53%, respectively, at December 31, 2016. The ratios exceeded the 10.00% and 5.00% required to be well capitalized under the prompt corrective action provisions of the Basel III capital framework for U.S. Banking organizations.

Non-GAAP Financial Measures

This release references adjusted net income, which is a non-GAAP financial measure. Adjusted net income represents net income, excluding the $8.0 million non-recurring additional income tax expense resulting from the revaluation of FNCB’s net deferred tax assets required by the change in the statutory corporate income tax rate effective January 1, 2018. Management believes this presentation provides the reader with supplemental information that gives a more concise understanding of the impact from the required revaluation of deferred tax assets and facilitates period-to-period comparisons.

Availability of Filings

Copies of FNCB’s most recent Annual Report on Form 10-K and Quarterly Reports on form 10-Q will be provided upon request from: Shareholder Relations, FNCB Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. FNCB’s SEC filings including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are also available free of charge on the Investor Relations page of the FNCB’s website, www.fncb.com, and on the SEC website at: http://www.sec.gov/edgar/searchedgar/companysearch.html

About FNCB Bancorp, Inc.:
FNCB Bancorp, Inc. is the bank holding company of FNCB Bank. Locally-based for over 100 years, FNCB Bank continues as Northeastern Pennsylvania’s premier community bank – offering a full suite of personal, small business and commercial banking solutions with industry-leading mobile, online and in-branch products and services. FNCB operates through 18 branch offices located in Lackawanna, Luzerne and Wayne Counties and a limited purpose office in Lehigh County, and remains dedicated to the communities it serves with an on-going mission to be: Simply a better bank. For more information about the BauerFinancial 5-Star rated FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and

Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business; the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2016.

FNCB Bancorp, Inc.

Selected Financial Data

	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
	2017	2017	2017	2017	2016
Per share data:
Net income (fully diluted)	$(0.36)	$0.14	$0.11	$0.13	$0.09
Cash dividends declared	$0.04	$0.03	$0.03	$0.03	$0.03
Book value	$5.32	$5.82	$5.76	$5.58	$5.43
Tangible book value	$5.32	$5.82	$5.76	$5.58	$5.43
Market value:
High	$7.99	$8.00	$8.13	$7.50	$6.30
Low	$6.54	$7.41	$6.35	$6.05	$5.00
Close	$7.30	$7.57	$7.80	$6.37	$6.05
Common shares outstanding	16,757,963	16,757,963	16,757,963	16,692,314	16,645,845

Selected ratios:
Annualized return on average assets	(2.09% )	0.80%	0.65%	0.78%	0.55%
Annualized return on average shareholders' equity	(24.98% )	9.27%	7.60%	9.77%	6.43%
Efficiency ratio	73.42%	65.09%	72.81%	74.08%	77.25%
Tier I leverage ratio	7.74%	8.10%	7.99%	7.55%	7.53%
Total risk-based capital to risk-adjusted assets	12.08%	12.17%	12.53%	12.38%	12.06%
Average shareholders' equity to average total assets	8.35%	8.61%	8.49%	7.97%	8.50%
Yield on earning assets (FTE)	3.84%	3.77%	3.66%	3.47%	3.53%
Cost of funds	0.59%	0.59%	0.53%	0.48%	0.49%
Net interest spread (FTE)	3.25%	3.18%	3.13%	2.99%	3.03%
Net interest margin (FTE)	3.35%	3.27%	3.21%	3.07%	3.11%
Total delinquent loans/total loans	0.72%	0.81%	0.94%	0.75%	0.81%
Allowance for loan and lease losses/total loans	1.17%	1.17%	1.16%	1.16%	1.15%
Non-performing loans/total loans	0.34%	0.35%	0.50%	0.27%	0.31%
Annualized net charge-offs (recoveries)/average loans	0.06%	0.08%	0.14%	(0.20% )	0.20%

FNCB Bancorp, Inc.

Non-GAAP Financial Measures

Reconciliation of net income to adjusted net income:

	Three Months Ended		Year Ended
	December 31,		December 31,
(dollars in thousands)	2017	2016	2017	2016
Net (loss) income	$(6,114)	$1,524	$147	$6,309
Deferred tax revaluation charge	8,007	-	8,007	-
Adjusted net income	$1,893	$1,524	$8,154	$6,309

Reconciliation of net income per share to adjusted net income per share:

	Three Months Ended		Year Ended
	December 31,		December 31,
(dollars in thousands)	2017	2016	2017	2016
Basic:
Net (loss) income per share (basic)	$(0.36)	$-	$0.01	$0.38
Deferred tax revaluation charge (basic)	$0.48	$-	$0.48	$-
Adjusted net income per share (basic)	$0.11	$-	$0.49	$0.38

Diluted:
Net (loss) income per share (diluted)	$(0.36)	$0.09	$0.01	$0.38
Deferred tax revaluation charge (diluted)	$0.48	$-	$0.48	$-
Adjusted net income per share (diluted)	$0.11	$0.09	$0.49	$0.38

Adjusted return on average assets:

	Three Months Ended		Year Ended
	December 31,		December 31,
(dollars in thousands)	2017	2016	2017	2016
Adjusted net income	$1,893	$1,524	$8,154	$6,309
Average assets	1,162,459	1,108,653	1,137,556	1,098,876
Adjusted return on average assets	0.65%	0.55%	0.72%	0.57%

Adjusted return on average equity:

	Three Months Ended		Year Ended
	December 31,		December 31,
(dollars in thousands)	2017	2016	2017	2016
Adjusted net income	$1,893	$1,524	$8,154	$6,309
Average equity	97,089	94,271	95,056	92,565
Adjusted return on average equity	7.74%	6.41%	8.58%	6.82%

FNCB Bancorp, Inc.

Year-to-Date Consolidated Statements of Income

	Year Ended
	December 31,
(in thousands, except share data)	2017	2016
Interest income
Interest and fees on loans	$29,821	$27,993
Interest and dividends on securities
U.S. government agencies	3,426	3,557
State and political subdivisions, tax-free	49	46
State and political subdivisions, taxable	3,809	2,574
Other securities	563	545
Total interest and dividends on securities	7,847	6,722
Interest on interest-bearing deposits in other banks	180	33
Total interest income	37,848	34,748
Interest expense
Interest on deposits	3,521	2,730
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	599	595
Interest on subordinated debentures	380	625
Interest on junior subordinated debentures	300	247
Total interest on borrowed funds	1,279	1,467
Total interest expense	4,800	4,197
Net interest income before provision for loan and lease losses	33,048	30,551
Provision for loan and lease losses	769	1,153
Net interest income after provision for loan and lease losses	32,279	29,398
Non-interest income
Deposit service charges	2,903	2,892
Net gain on the sale of securities	1,597	960
Net gain on the sale of mortgage loans held for sale	304	340
Net gain on the sale of SBA guaranteed loans	79	51
Net gain on the sale of other repossessed assets	47	-
Net gain on the sale of other real estate owned	79	49
Loan-related fees	384	439
Income from bank-owned life insurance	527	552
Other	1,305	920
Total non-interest income	7,225	6,203
Non-interest expense
Salaries and employee benefits	14,161	14,320
Occupancy expense	2,105	1,777
Equipment expense	1,815	1,732
Data processing expense	2,023	1,997
Regulatory assessments	686	729
Bank shares tax	800	836
Expense of other real estate owned	488	409
Legal expense	128	362
Professional fees	956	961
Insurance expense	519	516
Other operating expenses	4,388	3,906
Total non-interest expense	28,069	27,545
Income before income taxes	11,435	8,056
Income tax expense	11,288	1,747
Net income	$147	$6,309

Income per share
Basic	$0.01	$0.38
Diluted	$0.01	$0.38

Cash dividends declared per common share	$0.13	$0.09
Weighted average number of shares outstanding:
Basic	16,722,966	16,571,262
Diluted	16,740,288	16,572,695

FNCB Bancorp, Inc.

Quarter-to-Date Consolidated Statements of (Loss) Income

	Three Months Ended
	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands, except share data)	2017	2017	2017	2017	2016
Interest income
Interest and fees on loans	$8,073	$7,576	$7,192	$6,980	$7,008
Interest and dividends on securities
U.S. government agencies	860	816	850	900	879
State and political subdivisions, tax-free	7	7	12	23	16
State and political subdivisions, taxable	993	1,016	978	822	740
Other securities	154	166	119	124	114
Total interest and dividends on securities	2,014	2,005	1,959	1,869	1,749
Interest on interest-bearing deposits in other banks	34	24	32	90	19
Total interest income	10,121	9,605	9,183	8,939	8,776
Interest expense
Interest on deposits	1,008	943	826	744	721
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	175	163	130	131	123
Interest on subordinated debentures	57	97	114	112	145
Interest on junior subordinated debentures	81	77	73	69	67
Total interest on borrowed funds	313	337	317	312	335
Total interest expense	1,321	1,280	1,143	1,056	1,056
Net interest income before provision (credit) for loan and lease losses	8,800	8,325	8,040	7,883	7,720
Provision (credit) for loan and lease losses	283	543	421	(478)	295
Net interest income after provision (credit) for loan and lease losses	8,517	7,782	7,619	8,361	7,425
Non-interest income
Deposit service charges	756	728	728	691	735
Net gain on the sale of securities	259	367	693	278	-
Net gain on the sale of mortgage loans held for sale	63	106	110	25	102
Net (loss) gain on the sale of other repossessed assets	-	-	(10)	57	-
Net gain on the sale of SBA guaranteed loans	-	23	56	-	-
Net gain on the sale of other real estate owned	22	-	6	51	20
Loan-related fees	132	96	65	91	152
Income from bank-owned life insurance	128	129	135	135	126
Other	558	265	240	242	263
Total non-interest income	1,918	1,714	2,023	1,570	1,398
Non-interest expense
Salaries and employee benefits	4,092	3,247	3,298	3,524	3,954
Occupancy expense	538	394	586	587	476
Equipment expense	435	474	446	460	455
Data processing expense	521	506	509	487	475
Regulatory assessments	189	160	164	173	100
Bank shares tax	38	252	252	258	90
Expense of other real estate owned	56	104	288	40	74
Legal expense	13	23	24	68	77
Professional fees	294	206	180	276	245
Insurance expense	134	132	128	125	132
Other operating expenses	1,494	899	1,065	930	1,085
Total non-interest expense	7,804	6,397	6,940	6,928	7,163
Income before income taxes	2,631	3,099	2,702	3,003	1,660
Income tax expense	8,745	827	910	806	136
Net (loss) income	$(6,114)	$2,272	$1,792	$2,197	$1,524

(Loss) Income per share
Basic	$(0.36)	$0.14	$0.11	$0.13	$0.09
Diluted	$(0.36)	$0.14	$0.11	$0.13	$0.09

Cash dividends declared per common share	$0.04	$0.03	$0.03	$0.03	$0.03
Weighted average number of shares outstanding:
Basic	16,757,963	16,757,963	16,716,899	16,657,551	16,621,467
Diluted	16,774,209	16,777,671	16,736,995	16,670,788	16,621,467

FNCB Bancorp, Inc.

Consolidated Balance Sheets

	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2017	2017	2017	2017	2016
Assets
Cash and cash equivalents:
Cash and due from banks	$22,755	$24,881	$24,169	$23,571	$20,562
Interest-bearing deposits in other banks	14,991	18,929	1,991	3,154	91,883
Total cash and cash equivalents	37,746	43,810	26,160	26,725	112,445
Securities available for sale, at fair value	290,387	282,037	283,040	288,295	276,015
Stock in Federal Home Loan Bank of Pittsburgh at cost	2,753	2,450	2,282	2,678	3,311
Loans held for sale	1,095	147	617	563	596
Loans, net of net deferred costs and unearned income	770,643	759,489	728,141	715,450	731,279
Allowance for loan and lease losses	(9,034)	(8,862)	(8,469)	(8,306)	(8,419)
Net loans	761,609	750,627	719,672	707,144	722,860
Bank premises and equipment, net	10,388	10,482	10,715	10,914	10,784
Accrued interest receivable	3,234	3,203	2,784	2,950	2,757
Bank-owned life insurance	30,460	30,332	30,203	30,068	29,933
Other real estate owned	1,023	1,088	1,183	1,352	2,048
Other assets	23,610	32,935	31,083	33,414	34,850
Total assets	$1,162,305	$1,157,111	$1,107,739	$1,104,103	$1,195,599

Liabilities
Deposits:
Demand (non-interest-bearing)	$176,325	$162,426	$147,878	$156,901	$173,702
Interest-bearing	826,123	820,786	784,872	766,525	841,437
Total deposits	1,002,448	983,212	932,750	923,426	1,015,139
Borrowed funds:
Federal Home Loan Bank of Pittsburgh advances	44,968	45,350	44,903	56,632	58,537
Subordinated debentures	5,000	5,000	10,000	10,000	10,000
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Total borrowed funds	60,278	60,660	65,213	76,942	78,847
Accrued interest payable	241	244	235	225	242
Other liabilities	10,147	15,513	12,797	10,107	11,000
Total liabilities	1,073,114	1,059,629	1,010,995	1,010,700	1,105,228

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	20,947	20,947	20,947	20,865	20,807
Additional paid-in capital	63,210	63,143	63,076	62,841	62,593
Retained earnings	6,779	13,282	11,517	10,228	8,531
Accumulated other comprehensive (loss) income	(1,745)	110	1,204	(531)	(1,560)
Total shareholders' equity	89,191	97,482	96,744	93,403	90,371
Total liabilities and shareholders’ equity	$1,162,305	$1,157,111	$1,107,739	$1,104,103	$1,195,599

FNCB Bancorp, Inc.

Summary Tax-equivalent Net Interest Income

	Three Months Ended
	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(dollars in thousands)	2017	2017	2017	2017	2016
Interest income
Loans:
Loans - taxable	$7,736	$7,266	$6,874	$6,643	$6,709
Loans - tax-free	511	470	482	511	453
Total loans	8,247	7,736	7,356	7,154	7,162
Securities:
Securities, taxable	2,007	1,998	1,947	1,846	1,733
Securities, tax-free	11	11	18	35	24
Total interest and dividends on securities	2,018	2,009	1,965	1,881	1,757
Interest-bearing deposits in other banks	34	24	32	90	19
Total interest income	10,299	9,769	9,353	9,125	8,938
Interest expense
Deposits	1,008	943	826	744	721
Borrowed funds	313	337	317	312	335
	1,321	1,280	1,143	1,056	1,056
Net interest income	$8,978	$8,489	$8,210	$8,069	$7,882

Average balances
Earning assets:
Loans:
Loans - taxable	$725,988	$700,729	$682,426	$680,518	$684,225
Loans - tax-free	41,548	38,109	40,190	43,822	41,081
Total loans	767,536	738,838	722,616	724,340	725,306
Securities:
Securities, taxable	292,307	290,348	287,133	284,712	270,634
Securities, tax-free	600	600	1,105	2,571	1,664
Total securities	292,907	290,948	288,238	287,283	272,298
Interest-bearing deposits in other banks	12,215	7,499	12,676	39,520	15,727
Total interest-earning assets	1,072,658	1,037,285	1,023,530	1,051,143	1,013,331
Non-earning assets	89,801	92,603	90,672	92,368	95,322
Total assets	$1,162,459	$1,129,888	$1,114,202	$1,143,511	$1,108,653
Interest-bearing liabilities:
Deposits	$824,680	$792,649	$783,672	$807,981	$775,565
Borrowed funds	67,476	73,168	72,347	78,306	78,780
Total interest-bearing liabilities	892,156	865,817	856,019	886,287	854,345
Demand deposits	162,135	156,483	152,974	155,010	149,008
Other liabilities	11,079	10,325	10,633	11,045	11,029
Shareholders' equity	97,089	97,263	94,576	91,169	94,271
Total liabilities and shareholders' equity	$1,162,459	$1,129,888	$1,114,202	$1,143,511	$1,108,653

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	4.26%	4.15%	4.03%	3.90%	3.94%
Interest and fees on loans - tax-free	4.92%	4.93%	4.80%	4.66%	4.41%
Total loans	4.30%	4.19%	4.07%	3.95%	3.97%
Securities:
Securities, taxable	2.75%	2.75%	2.71%	2.59%	2.56%
Securities, tax-free	7.33%	7.33%	6.51%	5.42%	5.83%
Total securities	2.76%	2.76%	2.73%	2.62%	2.58%
Interest-bearing deposits in other banks	1.11%	1.28%	1.01%	0.91%	0.48%
Total earning assets	3.84%	3.77%	3.66%	3.47%	3.53%
Interest-bearing liabilities:
Interest on deposits	0.49%	0.48%	0.42%	0.37%	0.37%
Interest on borrowed funds	1.86%	1.84%	1.75%	1.59%	1.70%
Total interest-bearing liabilities	0.59%	0.59%	0.53%	0.48%	0.49%
Net interest spread	3.25%	3.18%	3.13%	2.99%	3.03%
Net interest margin	3.35%	3.27%	3.21%	3.07%	3.11%

FNCB Bancorp, Inc.

Asset Quality Data

	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2017	2017	2017	2017	2016
At period end
Non-accrual loans, including non-accruing troubled debt restructured loans (TDRs)	$2,578	$2,642	$3,681	$1,922	$2,234
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total non-performing loans	2,578	2,642	3,681	1,922	2,234
Other real estate owned (OREO)	1,023	1,088	1,183	1,352	2,048
Other non-performing assets	1,900	1,900	1,900	2,006	2,160
Total non-performing assets	$5,501	$5,630	$6,764	$5,280	$6,442

Accruing TDRs	$9,299	$9,283	$9,306	$8,775	$4,176

For the three months ended
Allowance for loan and lease losses
Beginning balance	$8,862	$8,469	$8,306	$8,419	$8,490
Loans charged-off	310	377	465	297	572
Recoveries of charged-off loans	199	227	207	662	206
Net charge-offs (recoveries)	111	150	258	(365)	366
Provision (credit) for loan and lease losses	283	543	421	(478)	295
Ending balance	$9,034	$8,862	$8,469	$8,306	$8,419